CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

For

Lazard Asset Management LLC

Lazard Asset Management Securities LLC

Lazard Asset Management (Canada), Inc.

And

Certain Registered Investment Companies

This Code of Ethics and Personal Investment Policy (the “Policy” or this “Code”) has been adopted by Lazard Asset Management LLC, Lazard Asset Management Securities LLC, Lazard Asset Management (Canada), Inc. (collectively “LAM”), and the U.S.-registered investment companies advised, managed or sponsored by LAM that have adopted this Policy (“LAM Funds”), to set forth (A) the standards of business conduct expected of Covered Persons (as defined below) and (B) certain procedures designed to minimize conflicts and potential conflicts of interest between LAM employees and LAM’s Clients (including the LAM Funds), and between LAM Fund directors or trustees (“Directors”) and the LAM Funds. The Policy is intended to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and NFA Compliance Rule 2-9. Section II of the Policy, in particular, is designed to prevent fraudulent or manipulative practices, including such practices respecting purchases or sales of Securities held or to be acquired by LAM Client accounts. It is also designed to prevent such practices, including short-term trading or “market timing,” as they relate to Covered Persons’ investments in open-end mutual funds whether or not managed by LAM.

All employees of LAM, including employees who serve as Fund officers or directors, are treated as access persons under the Advisers Act. They are herein referred to as “Covered Persons,” and are required to adhere to this Policy as well as all laws and regulations applicable to LAM’s business activities. Consultants to LAM also may be deemed Covered Persons by LAM’s Chief Compliance Officer and his/her designees. Additionally, all Directors of the Funds are subject to this Policy as indicated below.

I. Statement of Principles

LAM is an investment adviser registered with the Securities and Exchange Commission and offers discretionary and non-discretionary asset management services to its Clients, including the Funds. Accordingly, LAM and its employees serve as fiduciaries to these Clients. This fiduciary relationship requires LAM and Covered Persons to adhere to the highest standards of ethical conduct and seek to avoid even the appearance of improper behavior. In addition, when acting as fiduciaries LAM and Covered Persons must place the interests of the firm’s Clients above their own. (Detailed descriptions of LAM’s fiduciary duties are set forth in Section 1 of the LAM Compliance Manual.)

In order to promote compliance with these fiduciary duties, and to manage potential conflicts of interest, LAM has adopted without limitation:

•	The personal investment procedures set forth in Section II of this Policy;

•	Restrictions on the provision and receipt of gifts and business entertainment, as set forth in Section 33 of the LAM Compliance Manual;

•	The political contribution pre-clearance requirements set forth in Section 36 of the LAM Compliance Manual;

•	The outside business activity pre-clearance requirements set forth in Section 34 of the LAM Compliance Manual;

•	The policies promoting best execution and prohibiting directed brokerage consistent with Rule 12b-1(h)(1) under the 1940 Act, as set forth in Section 16 of the Compliance Manual;

•	The insider trading and Lazard Information Barrier policies set forth in Section 32 of the LAM Compliance Manual; and

•	Policies requiring adherence to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, as set forth in Section 4 of the LAM Compliance Manual.

LAM employees are also bound by the Lazard Ltd Code of Business Conduct and Ethics, a copy of which is published on Lazard.com.

Ensuring compliance with the firm’s policies and applicable laws is the responsibility of every Covered Person. LAM employees are required to report suspected violations to their supervisors or the LAM Legal & Compliance Department. As a matter of policy, LAM will not retaliate against individuals who report suspected violations in good faith. (Details of LAM’s non-retaliation policy may be found in Section 1 of the LAM Compliance Manual.)

II.    Personal Investment Policy & Procedures

A. Overview

All Covered Persons owe a fiduciary duty to LAM’s Clients when conducting their personal investment transactions. Covered Persons must place the interest of Clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the Clients. The fundamental standard to be followed in personal securities transactions is that Covered Persons and Directors may not take inappropriate advantage of their positions.

Covered Persons are reminded that they also are subject to other policies of LAM, including the policies noted above concerning insider trading and the receipt of gifts and entertainment. It bears noting that Covered Persons must never trade in a security while in possession of material, non-public information about the issuer or the market for those securities, even if the Covered Person has satisfied all other requirements of this policy.

LAM’s Chief Compliance Officer shall be responsible for supervising the firm’s implementation of this Code and all record-keeping functions mandated hereunder, including the review of all initial and annual holding reports as well as the quarterly transactions reports described below. The Chief Compliance Officer may delegate certain of the functions under this Policy to others in the Legal & Compliance Department, and shall promptly report to LAM’s General Counsel or the Chief Executive Officer all material violations of, or material deviations from, this Policy. This Policy will be delivered as appropriate to the Directors, who also will be asked to approve any material amendments to the Policy.

B. Definitions

“Investment Personnel” of a LAM Fund or LAM, for purposes of this Policy, includes:

1.

Any employee of the LAM Fund or LAM (or of any company in a control relationship to the LAM Fund or LAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the LAM Fund.

2.	Any natural person who controls the LAM Fund or LAM and who obtains information concerning recommendations made to the LAM Fund regarding the purchase or sale of securities by the LAM Fund.

“Personal Securities Accounts,” for purposes of this Policy include any account in or through which a Security can be purchased or sold, which includes, but is not limited to, a brokerage account; a custody account; a bank account; an individual retirement account; a 401(k) plan account that allows investments in Securities beyond open-end mutual funds; and variable annuity accounts or variable life insurance policies that allow investments in Securities beyond open-end mutual funds. Such Personal Securities Accounts include:

1.

Accounts in the Covered Person’s or Director’s name or accounts in which the Covered Person or Director has a direct or indirect beneficial interest (a definition of Beneficial Ownership is included in Exhibit A);

2.	Accounts in the name of the Covered Person’s or Director’s spouse;

3.

Accounts in the name of children under the age of 18, whether or not living with the Covered Person or Director, and accounts in the name of relatives or other individuals living with the Covered Person or Director or for whose support the Covered Person or Director is wholly or partially responsible (together with the Covered Person’s or Director’s spouse and minor children, “Related Persons”); [1]

[1]	Unless otherwise indicated, all provisions of this Code apply to Related Persons.

4.	Accounts in which the Covered Person or Director or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

For purposes of this Policy, Personal Securities Accounts do not include the following, and each such Account and any transaction in Securities in such Account are not subject to Section II.C through Section II.I of this Policy2:

1.

Estate or trust accounts in which a Covered Person or Related Person has a beneficial interest, but no power to affect investment decisions, and fully discretionary accounts managed by LAM, another registered investment adviser, a registered representative of a registered broker-dealer or another person/entity approved by the Legal & Compliance Department are permitted to be excepted from the definition if, (i) for Covered Persons and Related Persons, the Covered Person receives permission from the Legal & Compliance Department, and (ii) for all persons covered by this Code, there is no communication between the adviser (or such other approved person/entity) to the account and such person with regard to investment decisions prior to execution;

2.

Other accounts over which the Covered Person or Related Person has no direct or indirect influence or control, provided the Covered Person obtains consent to maintain the account, and permission to be excepted from the definition, by the Legal & Compliance Department;

3.

401(k) plan account and similar retirement accounts that permit the participant to invest only in open-end mutual funds and where the Covered Person or Related Person agrees not to invest in any LAM Funds or Sub-Advised Funds;[3]

4.

Accounts that may only invest in open-end mutual funds that are not LAM Funds or Sub-Advised Funds, or similar accounts (e.g., direct investment accounts at mutual fund sponsor firms, variable annuity/life contracts issued by investment companies registered under the 1940 Act) where the Covered Person or Related Person agrees not to invest in any LAM Funds or Sub-Advised Funds.

5.	Qualified state tuition programs (also known as “529 Programs”) where investment options and frequency of transactions are limited by state or federal laws.

A “Security” or “Securities,” for purposes of this Policy, generally includes any instrument defined in Section 2(a)(36) of the 1940 Act, including the following:

1.	stocks

2.	corporate bonds

3.	shares of closed-end funds, exchange-traded funds (commonly referred to as “ETFs”), exchange-traded notes (“ETNs”) and unit investment trusts

[2]	Except that Investment Personnel of a LAM Fund or LAM are not exempt from Section II.D.1 through Section II.D.5 of this Policy with respect to transactions in Securities through such accounts.
[3]

In particular, LAM employee 401(k) accounts at Fidelity are not Personal Securities Accounts. However, Fidelity Broker-Link brokerage accounts that are linked to employee 401(k) accounts are Personal Securities Accounts.

4.	shares of open-end mutual funds (including the LAM Funds or any mutual fund for which LAM serves as a sub-adviser (“Sub-Advised Funds”))[4]

5.	interests in hedge funds

6.	interests in private equity funds

7.	limited partnerships

8.	private placements or unlisted securities

9.	debentures, and other evidences of indebtedness, including senior debt and, subordinated debt

10.	investment, commodity or futures contracts

11.	all derivative instruments such as swaps, options, warrants and structured securities

For purposes of this Policy, a Security does not include:

1.	money market mutual funds

2.	U.S. Treasury obligations (including state and municipal securities collateralized by U.S. Treasury obligations)

3.	mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government

4.	bankers’ acceptances

5.	bank certificates of deposit

6.	commercial paper

7.

high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s), including repurchase agreements.

8.	Lazard-sponsored and managed employee securities companies or “ESC Funds”

C. Opening and Maintaining Employee Accounts

All Covered Persons and their Related Persons must generally maintain their Personal Securities Accounts at a broker-dealer approved by the Legal & Compliance Department which will electronically transmit Personal Securities Account information to the Compliance Science System (the “Approved Broker-Dealers”). Covered Persons and their Related Persons who have Personal Securities Accounts at a broker-dealer that is not capable of transmitting information to the Compliance Science System electronically generally will be required to transfer such Accounts to an Approved Broker-Dealer (including Fidelity Investments and Charles Schwab). A list of Approved Broker-Dealers is set forth in Exhibit B.

[4]	A current list of Sub-Advised Funds is maintained by LAM’s operations group and shared with the Legal & Compliance Department and is available to employees upon request.

In rare cases, LAM’s Chief Compliance Office or his/her designee may allow Covered Persons or Related Persons to maintain Personal Securities Accounts at firms other than Approved Broker-Dealers where (A) Approved Broker-Dealers do not offer a particular investment product or service desired by the Covered Person or Related Person, or (B) a Related Person must maintain their Accounts at a specific broker-dealer, by reason of their employment, or (C) in other exceptional circumstances. Covered Persons may submit a request for exemption to the Legal & Compliance Department. For any Personal Securities Account not maintained at an Approved Broker-Dealer, Covered Persons and their Related Persons must arrange to have duplicate copies of trade confirmations and statements provided to the Legal & Compliance Department at the following address: Lazard Asset Management LLC, Attn: Chief Compliance Officer, 30 Rockefeller Plaza, 56th Floor, New York, NY 10112-6300. All other provisions of this policy will continue to apply to any Personal Securities Account that is not maintained at an Approved Broker-Dealer.

It is the responsibility of Covered Persons to disclose all relevant Personal Securities Accounts to LAM’s Legal & Compliance Department. Pursuant to Section H below, new Covered Persons must disclose their Personal Securities Accounts, and those of their Related Persons, through the Compliance Science System (or directly to the Legal & Compliance Department) within ten (10) calendar days of joining LAM. Existing Covered Persons must disclose new Personal Securities Accounts for which they or their Related Persons have a beneficial interest promptly to the Legal & Compliance Department, before any trading in Securities takes place.

D. Restrictions

All trades by Covered Persons or Related Persons in Securities through Personal Securities Accounts must be pre-approved through the Compliance Science System (or directly by the Legal & Compliance Department where access to the System is not possible) pursuant to the procedures and exceptions set forth in Section E below (the “Pre-Clearance Requirement”).

1.

Conflicts with Client Activity. Subject to the exceptions below, no Security may be purchased or sold in any Personal Securities Account seven (7) calendar days before or after a LAM Client account trades in the same security (the “Blackout Period”).

2.	Conflicts with LAM Restricted List. No Security on the LAM Restricted List may be purchased or sold in any Personal Securities Account.

3.

90 Day Holding Period. Securities transactions, including transactions in LAM Funds or Sub-Advised Funds and any derivatives, must be for investment purposes rather than for speculation. Consequently, subject to Section E below, Covered Persons or their Related Persons may not purchase and sell the same Securities within ninety (90) calendar days (i.e., a security acquired may be sold on the 91st day but not the 89th day after acquisition), calculated on a First In, First Out (FIFO) basis (the “90 Day Hold”). Profits from sales that occur within the 90 Day Hold are subject to disgorgement or other sanctions pursuant to Section J below.

4.	Public Offerings. No transaction for a Personal Securities Account may be made in Securities sold in an initial public offering or secondary offering.

5.

Private Placements. Securities offered pursuant to a private placement (e.g., hedge funds, private equity funds or any other pooled investment vehicle the interests or shares of which are offered in a private placement) may not be purchased or sold by a Covered Person or Related Person without the prior approval of LAM’s Chief Compliance Officer or his/her designee. Pre-approval of such investments must be requested by Covered Persons through the Compliance Science System. In connection with any decision to approve such a private placement, the Legal & Compliance Department will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest. Any Covered Person receiving approval to acquire Securities in a private placement must disclose that investment when the Covered Person participates in a subsequent consideration of an investment in such issuer by or for a LAM Client and any decision by or made on behalf of the LAM Client to invest in such issuer will be subject to an independent review by investment personnel of LAM with no personal interest in the issuer.

6.

Private Funds. Private funds are sold on a private placement basis and as noted above are subject to prior approval by LAM’s Legal & Compliance Department through the Compliance Science System. In considering whether or not to approve an investment in a hedge fund, the Chief Compliance Officer or his or her designee, will review a copy of the fund’s offering memorandum, subscription documents and other governing documents (“Offering Documents”), along with any side letters, as deemed appropriate in order to ensure that the proposed investment is being made in a manner that does not conflict with LAM’s fiduciary duties.

Upon receipt of a request by a Covered Person to invest in a hedge fund, the Legal & Compliance Department will contact the Fund of Funds Group (the “Team”) and identify the fund in which the Covered Person has requested permission to invest. The Team will advise the Legal & Compliance Department if the fund is on the Team’s approved list or if the Team is otherwise interested in investing Client assets in the fund. If the fund is not on the Team’s approved list and the Team is not interested in investing in the fund, the Chief Compliance Officer will generally approve the Covered Person’s investment, unless other considerations warrant denying the investment. If the fund is on the approved list or the Team may be interested in investing in the fund, then the Legal & Compliance Department will determine whether the fund is subject to capacity constraints. If the fund is subject to capacity constraints, then the Covered Person’s request will be denied and priority will be given to the Team to invest Client assets in the fund. If the fund is not subject to capacity constraints, then the Covered Person will generally be permitted to invest along with the Team. If the fund is on the approved list or the Team may be interested in investing in the fund, then the Covered Person’s investment will be reviewed by the Chief Compliance Officer or his or her designee as described above.

7.

Short Sales. Covered Persons are prohibited from engaging directly in short sales of any security. However, provided the investment is otherwise permitted under this Policy and has received all necessary approvals, an investment in a hedge fund interest or other permitted Security that engages in short selling is permitted. Covered Persons are prohibited from buying or otherwise taking a “long” position in a put option when they do not hold the underlying stock since this can result in a short sale on the expiration date of the contract.

8.

Inside Information. No transaction may be made in violation of the Material Non-Public Information Policies and Procedures (“Inside Information”) as outlined in Section 32 of the LAM Compliance Manual.

9.

Lazard Ltd Stock (LAZ). All trading in shares of LAZ by Covered Persons or Related Persons must be pre-cleared pursuant to Section F below, unless such trading is conducted by Lazard on behalf of Covered Persons or Related Persons through company programs. Trading in LAZ shares is subject to special trading prohibitions, the dates and conditions of which are determined by Lazard senior management; typically, LAZ trading will be prohibited beginning two weeks before each calendar quarter end through a date that is two business days after a public earnings announcement. Covered Persons are prohibited from entering into options contracts related to LAZ shares.

10.

Levered ETFs and ETNs. Covered Persons and Related Persons are prohibited from trading in securities of levered ETFs or ETNs in their Personal Securities Accounts. These financial instruments are inconsistent with the provisions of this Code, insofar as they generally are designed to be held for short-term periods and can invite speculative trade decisions. Examples of prohibited levered ETFs and ETNs are set forth in Exhibit C.

11.

Directorships. Covered Persons may not serve on the board of directors of any corporation or entity (other than a related Lazard entity) without the prior approval of LAM’s Chief Compliance Officer or General Counsel, pursuant to Section 34 of the LAM Compliance Manual.

12.	Control of Issuer. Covered Persons and Related Persons may not acquire any security, directly or indirectly, for purposes of obtaining control of the issuer.

13. Prohibited Investment Platforms. Covered Persons are prohibited from maintaining Personal Securities Accounts on the retail-trading platform Robinhood Financial LLC. However, Fintech applications created by Approved Brokers are permitted under this Code.

E.	Exemptions

The Chief Compliance Officer or his/her designee may determine that one of the following exemptions to the Policy applies:

1.	Exemptions from Pre-Clearance Requirement, Blackout Period and/or 90 Day Hold.

a)

Investments in open-end mutual funds other than LAM Funds or Sub-Advised Funds are exempt from these three requirements. However, Covered Persons and Related Persons are required to trade in such fund shares in compliance with the applicable prospectus. For purposes of clarity, investments in LAM Funds and Sub-Advised Funds remain subject to the Blackout Period (to the extent applicable), Pre-Clearance Requirement and 90 Day Hold.

b)

Investments in non-levered broad-based ETFs and ETNs to this Policy are also exempt from these three requirements; however, sales of any ETFs or ETNs in response to a margin call are subject to the Pre-Clearance Requirement.

c)	Sales attributable to tax-loss harvesting by a Covered Person or Related Person are subject to the Pre-Clearance Requirement but are not subject to the 90 Day Hold or the Blackout Period.

d)	Transactions in connection with corporate actions are also exempt from each of the Pre-Clearance Requirement, the Blackout Period and, as applicable, the 90 Day Hold.

e)

Direct investment programs, which allow the purchase of Securities directly from the issuer without the intermediation of a broker-dealer are exempt from the Blackout Period and the 90 Day Hold, provided that: (i) the timing and size of the purchases are established by a pre-arranged schedule (e.g., dividend reinvestment plans); and (ii) the Covered Persons obtains Pre-Clearance prior to participating in such program. Covered Persons also must provide Required Reporting Information relating to such investments in the annual report as specified in Section H.4.

f)

The Pre-Clearance Requirement, Blackout Period and/or 90 Day Hold generally shall not apply to transactions for which the Covered Person or Related Person does not have, or has relinquished, control. Examples include trades related to (1) deferred compensation award vestings (exempt from all three); (2) the exercise of Security-related rights on a pro rata basis (exempt from all three); and (3) a commitment to trade predetermined amounts of a Security on a specific future date, pre-arranged with the Legal & Compliance Department (exempt from Blackout Period only).

2.	Exceptions to the Pre-Clearance and/or Blackout Period

a)

Discretionary Exceptions. Purchases or sales of Securities which receive the prior approval of the Chief Compliance Officer or, in his or her absence, another senior member of the Legal & Compliance Department, may be exempted from the Blackout Period if such purchases or sales are determined to be unlikely to have any material negative economic impact on or give rise to an appearance of impropriety with respect to any Client account managed or advised by LAM. For example, the Chief Compliance Officer or his/her designee may find no conflicts or improprieties where Client activity within a Blackout Period is related to non-material inflows or outflows rather than discretionary investment decisions.

b)

De Minimis Exemptions. The Blackout Period shall not apply to any transaction in (1) an equity Security which does not exceed an aggregate transaction amount of $50,000 of the security, provided the issuer has a market capitalization greater than US $5 billion; (2) an equity Security which does not exceed an aggregate transaction amount of $25,000 of the security, provided the issuer has a market capitalization between US $500 million and US $5 billion; and (3) fixed income Securities, or series of related transactions, involving up to $25,000 face value of that fixed income security, provided that the issuer has a market capitalization of greater than US $5 billion for its equity Securities.

For purposes of clarity, any Securities subject to an exception above must be included on reports required to be submitted to the Legal & Compliance Department consistent with this Policy. Exceptions are not applicable to trades in any Security on the LAM Restricted List or trades in LAZ when a corporate trading prohibition is applicable.

F. Prohibited Recommendations

No Investment Personnel shall recommend or execute any Securities transaction for any LAM Client account under his/her discretionary management, without having disclosed, through the Compliance Science System or otherwise in writing, to the Chief Compliance Officer or his/her designee any direct or indirect interest in such Securities or issuers (including any such interest held by a Related Person). Similarly, no Investment Personnel shall execute any Securities transaction for his/her Personal Securities Account without having disclosed through the Compliance Science System or otherwise in writing, to the Chief Compliance Officer or his/he designee, any direct or indirect interest that LAM Client accounts under his/her discretionary management may have. The interest could be in the form of:

1.	Any direct or indirect beneficial ownership of any Securities of such issuer;

2.	Any contemplated transaction by the person in such Securities;

3.	Any position with such issuer or its affiliates; or

4.	Any present or proposed business relationship between such issuer or its affiliates and the Investment Personnel or any party in which such Investment Personnel have a significant interest.

The Exceptions in Section E(2), above, may apply to the pre-clearance requests subject to this Section F, within the discretion of the Chief Compliance Officer or his/her designee.

G. Transaction Approval Procedures – Compliance Science System

All Security transactions by Covered Persons and Related Persons in Personal Securities Accounts must receive prior approval from the LAM Legal & Compliance Department as described below. To pre-clear a transaction, Covered Persons must on behalf of themselves or a Related Person:

1.	Electronically complete and “sign” the relevant trade request form in the Compliance Science system, completing all fields accurately [lam.complysci.com].

2.

After the request is processed, the Covered Person will be notified by the Compliance Science System if the order is approved or not approved. If the order is approved, the Covered Person or Related Person is responsible to transmit the order to the broker-dealer where his or her account is maintained.

Trade approvals from the Compliance Science System are only valid for the business day in which they are issued. If the approved trade is not executed by the broker-dealer of the Covered Person or Related Person on the business day the approval is received, the proposed trade must be re-submitted to the Compliance Science System for re-approval.

Pre-clearance requests will be processed though the Compliance Science System each business day from approximately 8:30 a.m. ET through 3:45 p.m. ET. The Legal & Compliance Department endeavors to preclear transactions promptly; however, transactions may not always be approved on the day in which they are received. This is especially the case where pre-clearance requests are received late in the business day. Certain factors, such as time of day the order is submitted or length of time it takes to confirm Client activity, all play a role in the length of time it takes to preclear a transaction.

H. Required Reporting

1.

Initial Certification. Within 10 days of becoming a Covered Person, such Covered Person must submit to the Legal & Compliance Department an acknowledgement that they have received a copy of this Policy, and that they have read and understood its provisions.

2.

Initial Holdings Report. Within 10 days of becoming a Covered Person, the Covered Person must submit to the Legal & Compliance Department a statement of all Securities in which such Covered Person has any direct or indirect beneficial ownership. This statement must include (i) the title, number of shares and principal amount of each Security, (ii) the name of any broker, dealer, insurance company, or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person; (i), (ii) and (iii), together with any other information required by the Compliance Science System, being the “Required Reporting Information”. The Required Reporting Information provided in this statement must be current as of a date no more than 45 days prior to the Covered Person’s date of employment at LAM.

3.

Quarterly Report. Within 30 days after the end of each calendar quarter, each Covered Person must provide a statement including the Required Reporting Information to the Legal & Compliance Department via the Compliance Science System relating to Securities transactions executed during the previous quarter for all Personal Securities Accounts and any new Personal Securities Accounts in which any Securities were held established during the previous quarter for the direct or indirect benefit of the Covered Person. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

4.

Annual Report. Each Covered Person shall submit within 45 days after the end of each calendar year an annual report to the Legal & Compliance Department via the Compliance Science System showing, as of the end of the calendar year the Required Reporting Information for each account in which any Securities are held for the direct or indirect benefit of the Covered Person or Related Persons. For purposes of clarity, a Covered Person’s investments in any direct investment program must be reported on the Covered Person’s annual report.

5.

Annual Certification. All Covered Persons are required to certify annually via the Compliance Science System that they have (i) read and understand this Policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all Personal Securities Accounts and transactions required to be disclosed or reported pursuant to this Code. LAM will maintain a copy of this Policy on the intranet site accessible to all Covered Persons, and its annual certification request will identify the location of the Policy to all Covered Persons. Amendments to the Policy, if any, will be transmitted to Covered Persons electronically.

I. Fund Directors.

Each Director who is not an “interested person” (as defined in the 1940 Act) of a LAM Fund and who would be required to provide reports pursuant to Section II.H of this Policy solely by reason of being a Director is excepted from such reporting requirements pursuant to Rule 17j-1(d)(2), except that the Director shall make a quarterly report to the Legal & Compliance Department of transactions in Securities if the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the 15-day period immediately before or after the Director’s transaction a LAM Fund on whose board the Director serves purchased or sold a Security, or the LAM Fund or LAM considered purchasing or selling the Security.

J. Sanctions.

The Legal & Compliance Department shall track all violations of this Policy and may impose appropriate sanctions, including without limitation warnings, disgorgement of trading profits to charity, and suspension of personal trading privileges. The Department shall report all material violations to LAM’s Chief Executive Officer or General Counsel, who may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, fines, or suspension / termination of the violator’s employment.

K. Retention of Records.

All records relating to personal Securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act. The Legal & Compliance Department shall have the responsibility for maintaining records created under this policy.

L. Board Review.

The Chief Compliance Officer shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report regarding activity under this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

M. Other Codes of Ethics.

To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or, for an open-end Fund only, principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

Exhibit A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.

Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

4.

A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your status as a trustee where either you or a member of your immediate family is a trust beneficiary.

2.	Your status as a trust beneficiary and you have or share investment control over trust transactions.

3.	Your status as a settler of a trust if you have the right to revoke the trust without the consent of a beneficiary and you have or share investment control over the Securities in the trust.

The foregoing is only a summary of the meaning of “beneficial ownership”. For purposes of the attached policy, “beneficial ownership” shall be interpreted in the same manner, as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Exhibit B

APPROVED BROKER-DEALERS

PREFERRED BROKERS

Fidelity

Charles Schwab

OTHER APPROVED BROKERS

Ameriprise Financial

Chase Investment Services Corp.

Citigroup

Commonwealth Financial Network

Dreyfus Brokerage Services

E*Trade

Edward Jones

Goldman Sachs

Interactive Brokers

JP Morgan Private Bank

Merrill Lynch

Morgan Stanley

RBC Wealth Mgmt/Advisor Services

T. Rowe Price

TD Ameritrade

UBS

Vanguard

Exhibit C

PROHIBITED LEVERED ETFs AND ETNs (EXAMPLES)

Note: This is not an exhaustive list of prohibited levered ETFs and ETNs.

Ticker	Name
AGA	DB AGRICULTURE DOUBLE SHORT

AGLS	ADVSHRS ACCUVEST GBL LNG SHR

AGQ	PROSHARES ULTRA SILVER

AMJL	CREDIT SUISSE X-LINKSMP2XLVGALRN

BAR	DIREXION DAILY GOLD BULL 3X

BARS	DIREXION DAILY GOLD BEAR 3X

BDCL	ETRACS 2X WELLS FARGO BDCI

BDD	DB BASE METALS DOUBLE LONG

BGU	DIREXION DAILY LARGE CAP BULL 3X

BGZ	DIREXION DAILY LARGE CAP BEAR 3X

BIB	PROSHARES ULTRA NASD BIOTECH

BIS	PROSHARES ULTRASHORT NAS BIO

BOIL	PROSHARES ULTRA BLOOMBERG NA

BOM	DB BASE METALS DOUBLE SHORT

BRIL	DIREXION DAILY BRIC BULL 3X

BRIS	DIREXION DAILY BRIC BEAR 3X

BRZS	DIREXION DAILY BRAZIL BEAR 3

BRZU	DIREXION DAILY BRAZIL BULL 3

BUNT	DB 3X GERMAN BUND FUTURES

BXDC	BARCLAYS ETN+SHORT C S&P 500

BXDD	BARCLAYS ETN+SHORT D S&P 500

BXUB	BARCLAYS ETN+LONG B S&P 500

BXUC	BARCLAYS ETN+LONG C S&P 500

BZQ	PROSHARES ULTRASHORT MSCI BR

CEFL	ETRACS MONTH PAY 2X LEV C/E

CHAU	DIREXION DAILY CSI 300 CHI A BULL 2X

CLAW	DIREXION DLY HOMEBLD SUP BEAR 3X

CMD	ULTRASHORT DJ-UBS COMMODITY PR

COWL	DIREXION DLY AGRI BULL 3X

COWS	DIREXION DAILY AGRI BEAR 3X

CROC	PROSHARES ULTRASHORT AUD

CSMB	X-LINKS 2XLEVRG MERGER ARB

CURE	DIREXION HEALTHCARE BULL 3X

CZI	DIREXION CHINA BEAR 3X SHARES

CZM	DIREXION CHINA BULL 3X SHARES

DAG	DB AGRICULTURE DOUBLE LONG

DDM	PROSHARES ULTRA DOW30

DEE	DB COMMODITY DOUBLE SHORT

DGAZ	VELOCITYSHARES 3X INVERSE NA

DGLD	VELOCITYSHARES 3X INVERSE GO

DGP	DB GOLD DOUBLE LONG ETN

DIG	PROSHARES ULTRA OIL & GAS

DPK	DIREXION DAILY DEV M BEAR 3X

DPST	DIREXION DLY REG BANKS BULL 3X

DRIP	DIREXION DLY SP OIL GAS EXP BEAR 3X

DRN	DIREXION DLY REAL EST BULL3X

DRR	MARKET VECTORS DBL SHORT EUR

DRV	DIREXION DLY REAL EST BEAR3X

DSLV	VELOCITYSHARES 3X INVERSE SI

DSTJ	JPMORGAN 2X SHORT TREASURY

DSXJ	JPMORGAN 2X SHORT 10 YR TREA

DTO	DB CRUDE OIL DOUBLE SHORT

DUG	PROSHARES ULTRASHORT OIL&GAS

DUST	DIREXION DAILY GOLD MINERS I

DVHL	ETRACS MON PAY 2XLEV HI INC

DVYL	ETRACS 2X DJ SEL DVD ETN

DWTIF	VELOCITYSHARES 3X INVERSE CR

DXD	PROSHARES ULTRASHORT DOW30

DXO	POWERSHARES DB CRUDE OIL 2X

DYY	DB COMMODITY DOUBLE LONG

DZK	DIREXION DLY DEV MKT BULL 3X

DZZ	DB GOLD DOUBLE SHORT ETN

EDC	DIREXION DLY EMG MKT BULL 3X

EDZ	DIREXION DLY EMG MKT BEAR 3X

EET	PROSHARES ULT MSCI EMER MKTS

EEV	PROSHARES ULTSHRT MSCI EM

EFO	PROSHARES ULTRA MSCI EAFE

EFU	PROSHARES ULTSHRT MSCI EAFE

EMLB	IPATH LONG ENHANCED MCSI EM IN

EMSA	IPATH SE MSCI EM INDEX ETN

EPV	PROSHARES ULTRASHORT FTSE EU

ERX	DIREXION DAILY ENERGY BUL 3X

ERY	DIREXION DLY ENERGY BEAR 3X

EUO	PROSHARES ULTRASHORT EURO

EURL	DIREXION DAILY FTSE EUROPE B

EURZ	DIREXION DAILY FTSE EUROPE B

EWV	PROSHARES ULTSHRT MSCI JAPAN

EZJ	PROSHARES ULTRA MSCI JAPAN

FAS	DIREXION DAILY FIN BULL 3X

FAZ	DIREXION DAILY FINL BEAR 3X

FBG	FI ENHANCED BIG CAP GR ETN

FBGX	FI ENHANCED LARGE CAP GROWTH

FCGL	DIREXION DAILY NATURAL GAS

FEEU	FI ENHANCED EUROPE 50 ETN

FIBG	CS FI ENHANCED BIG CAP GROW

FIEG	FI ENHANCED GLOBAL HI YLD

FIEU	CS FI ENHANCED EUROPE 50 ETN

FIGY	FI ENHANCED GLOBAL HIGH YLD

FINU	PROSHARES ULTRAPRO FINANCIAL

FINZ	PROSHARES ULTRAPRO SHORT FIN

FLGE	FI LARGE CAP GROWTH ENHANCED

FOL	FACTORSHARES 2X: OIL-S&P500

FSA	FACTORSHARES 2X: TBD-S&P500

FSE	FACTORSHARES 2X: S&P500-TBD

FSG	FACTORSHARES 2X: GOLD-S&P500

FSU	FACTORSHARES 2X: S&P500-USD

FXP	PROSHARES ULTRASHORT FTSE CH

GASL	DIREXION DLY NAT GAS BULL 3X

GASX	DIREXION DLY NAT GAS BEAR 3X

GDAY	PROSHARES ULT AUSTRALIAN DOL

GLDL	DIREXION DAILY GOLD BULL 3X

GLDS	DIREXION DAILY GOLD BEAR 3X

GLL	PROSHARES ULTRASHORT GOLD

GUSH	DIREXION DLY SP OIL GAS EXP BULL 3X

HAKD	DIREXION DAILY CYBER SEC BEAR 2X

HAKK	DIREXION DAILY CYBER SEC BULL 2X

HBU	PROSHARES ULTRA HOMEBUILDERS

HBZ	PROSHARES ULTRA SHORT HOMEBLD

HOML	ETRACS MON RESET 2X LEV ISE EHB

HYDD	DIREXION DAILY HIGH YIELD BEAR 2X

IGU	PROSHARES ULTRA INVEST GRADE

INDL	DIREXION DAILY MSCI INDIA BU

INDZ	DIREXION DAILY INDIA BEAR 3X

IPLT	2X INVERSE PLATINUM ETN

ITLT	POWERSHARES DB 3X ITAL TR BD

J10L	GUGGENHEIM INVERSE 2X S&P 50

J10U	GUGGENHEIM 2X S&P 500 ETF

JDST	DIREXION DLY JR GOLD BEAR 3X

JGBD	DB 3X INVERSE JAPANESE GOVT

JGBT	DB 3X JAPANESE GOVT BND FUT

JNUG	DIRXN DAILY JR BULL GOLD 3X

JPNL	DIREXION DAILY JAPAN 3X BULL

JPNS	JAPAN DAILY JAPAN 3X BEAR

JPX	PROSHARES U/S MSCI PAC X-JPN

KOLD	PROSHARES ULTRASHORT BLOOMBE

KORU	DIREXION DAILY SK BULL 3X

KORZ	DIREXION DAILY SOUTH KOREA

KRU	PROSHARES ULTRA S&P REGIONAL

LABD	DIREXION DAILY SP BIOTECH BEAR 3X

LABU	DIREXION DAILY SP BIOTECH BULL 3X

LBJ	DIREXION DLY LAT AMER BULL3X

LBND	DB 3X LONG 25+ YEAR TREASURY

LHB	DIREXION DLY LATIN AMER 3X

LMLP	ETRACS MNTH PAY 2XL WF MLP

LPLT	2X LONG PLATINUM ETN

LRET	ETRACS MON PAY 2XLEV MSCI SU REIT

LSKY	ETRACS MONTHLY 2XLEVERAGED ISE

LTL	PROSHARES ULTRA TELECOMMUNIC

MATL	DIREXION DLY BAS MAT BULL 3X

MATS	DIREXION DLY BAS MAT BEAR 3X

MDLL	DIREXION DAILY MID CAP BULL 2X

MFLA	IPATH LE MSCI EAFE INDEX ETN

MFSA	IPATH SE MSCI EAFE INDEX ETN

MIDU	DIREXION DLY MID CAP BULL 3X

MIDZ	DIREXION DLY MID CAP BEAR 3X

MLPL	ETRACS 2X LEV LG ALERIAN MLP

MLPQ	ETRACS 2X MON LEV ALER MLP INFRA

MLPZ	ETRACS 2X MON LEV SP MLP INDEX B

MORL	ETRACS MONTHLY PAY 2XLEVERAG

MVV	PROSHARES ULTRA MIDCAP400

MWJ	DIREXION DAILY MID CAP BULL 3X SHA

MWN	DIREXION DAILY MID CAP BEAR 3X SH

MZZ	PROSHARES ULTSHRT MIDCAP400

NAIL	DIREXION DAILY HOMEBL SUP BULL 3X

NUGT	DIREXION DAILY GOLD MINERS I

PILL	DIREXION DLY PHARMA MED BULL 2X

PILS	DIREXION DLY PHARMA MED BEAR 2X

PST	PROSHARES ULTRASHORT 7-10 YR

QID	PROSHARES ULTRASHORT QQQ

QLD	PROSHARES ULTRA QQQ

REA	RYDEX 2X ENERGY

REC	RYDEX INV 2X S&P ENERGY

RETL	DIREXION DLY RETAIL BULL 3X

RETS	DIREXION DLY RETAIL BEAR 3X

REW	PROSHARES ULTRASHORT TECH

RFL	RYDEX 2X FINANCIAL

RFN	RYDEX INV 2X FINANCIAL

RHM	RYDEX 2X HEALTH CARE

RHO	RYDEX INV 2X HEALTH CARE

RMM	RYDEX 2X S&P MIDCAP 400 ETF

RMS	RYDEX INVERSE 2X S&P MIDCAP

ROLA	IPATH LX RUSSELL 1000 ETN

ROM	PROSHARES ULTRA TECHNOLOGY

ROSA	IPATH SX RUSSELL 1000 ETN

RRY	RYDEX 2X RUSSELL 2000 ETF

RRZ	RYDEX INVERSE 2X RUSS 2000

RSU	GUGGENHEIM 2X S&P 500 ETF

RSU	GUGGENHEIM 2X S&P 500 ETF

RSW	GUGGENHEIM INVERSE 2X S&P 50

RSW1	GUGGENHEIM INVERSE 2X S&P 50

RTG	RYDEX 2X TECHNOLOGY

RTLA	IPATH LX RUSSELL 2000 ETN

RTSA	IPATH SX RUSSELL 2000 ETN

RTW	RYDEX INV 2X TECHNOLOGY

RUSL	DIREXION RUSSIA BULL 3X

RUSS	DIREXION DLY RUSSIA BEAR 3X

RWXL	UBS ETRACS M PY 2XLVG DJ INTL RELES

RXD	PROSHARES ULTRASHORT HEALTH

RXL	PROSHARES ULTRA HEALTH CARE

SAA	PROSHARES ULTRA SMALLCAP600

SBND	DB 3X SHORT 25+ YEAR TREAS

SCC	PROSHARES ULTRASHORT CONS SV

SCO	PROSHARES ULTRASHORT BLOOMBE

SDD	PROSHARES ULTRASHORT SC600

SDK	PROSHARES ULTSHRT RUS MC GRW

SDOW	PROSHARES ULTPRO SHRT DOW30

SDP	PROSHARES ULTSHRT UTILITIES

SDS	PROSHARES ULTRASHORT S&P500

SDYL	ETRACS 2X S&P DVD ETN

SFK	PROSHARES ULTSHRT R1000 GRW

SFLA	IPATH LX S&P 500 ETN

SFSA	IPATH SX S&P 500 ETN

SICK	DIREXION DLY HLTHCRE BEAR 3X

SIJ	PROSHARES ULTSHRT INDUSTRIAL

SINF	PROSHARES ULTRAPRO SHORT 10Y

SJF	PROSHARES ULTSHRT R1000 VALU

SJH	PROSHARES ULTRASHRT R2000 VA

SJL	PROSHARES ULTSHRT MC VALUE

SKF	PROSHARES ULTSHRT FINANCIALS

SKK	PROSHARES ULTSHRT RUS 2000 G

SMDD	PROSHARES ULTPRO SHRT MC400

SMHD	ETRACS MON PAY 2X LEV US SM CAP H

SMK	PROSHARES ULTRASHORT MSCI ME

SMLL	DIREXION DAILY SM CAP BULL 2X

SMN	PROSHARES ULTSHRT BASIC MAT

SOXL	DIREXION DAILY SEMI BULL 3X

SOXS	DIREXION DAILY SEMICON 3X

SPLX	ETRACS MNTHLY RESET 2XS&P500

SPUU	DIREXION DAILY S&P 500 2X

SPXL	DIREXION DAILY S&P 500 BULL

SPXS	DIREXION DAILY S&P 500 BEAR

SPXU	PROSH ULTRAPRO SHORT S&P 500

SQQQ	PROSHARES ULTRAPRO SHORT QQQ

SRS	PROSHARES ULTRASHORT RE

SRTY	PROSHARES ULTRAPRO SHRT R2K

SSDL	ETRACS MONTHLY 2X LEV ISE SSD IND

SSG	PROSHARES ULTSHRT SEMICONDUC

SSO	PROSHARES ULTRA S&P500

SYTL	DIREXION DAILY 7-10 YR TREA BULL 2X

SZK	PROSHARES ULTSHRT CONS GOODS

TBT	PROSHARES ULTRASHORT 20+Y TR

TBZ	PROSHARES ULTRASHORT 3-7 TSY

TECL	DIREXION DAILY TECH BULL 3X

TECS	DIREXION DAILY TECH BEAR 3X

TLL	PROSHARES ULTRASHORT TELECOM

TMF	DIREXION DLY 20+Y T BULL 3X

TMV	DIREXION DLY 20+Y TR BEAR 3X

TNA	DIREXION DLY SM CAP BULL 3X

TPS	PROSHARES ULTRASHORT TIPS

TQQQ	PROSHARES ULTRAPRO QQQ

TTT	PROSHARES ULT -3X 20+ YR TSY

TVIX	VELOCITYSHARES 2X VIX SH-TRM

TVIZ	VELOCITYSHARES 2X VIX MED-TM

TWM	PROSHARES ULTRASHORT R2000

TWQ	PROSHARES ULTSHRT RUSS 3000

TYD	DIREXION DLY 7-10Y T BULL 3X

TYH	DIREXION DAILY TECHNOLOGY BULL3X

TYO	DIREXION DLY 7-10Y T BEAR 3X

TYP	DIREXION DAILY TECHNOLOGY BEAR3X

TZA	DIREXION DLY SM CAP BEAR 3X

UBR	PROSHARES ULTRA MSCI BRAZIL

UBT	PROSHARES ULTRA 20+ YEAR TSY

UCC	PROSHARES ULTRA CONS SERVICE

UCD	PROSHARES ULTRA BLOOMBERG CO

UCO	PROSHARES ULTRA BLOOMBERG CR

UDNT	POWERSHARES DB 3X SHRT USD

UDOW	PROSHARES ULTRAPRO DOW30

UGAZ	VELOCITYSHARES 3X LG NAT GAS

UGE	PROSHARES ULTRA CONSUM GOODS

UGL	PROSHARES ULTRA GOLD

UGLD	VELOCITYSHARES 3X LONG GOLD

UINF	PROSHARES-ULTRAPRO 10 YR TIP

UJB	PROSHARES ULTRA HIGH YIELD

UKF	PROSHARES ULTRA RUS 1000 GR

UKK	PROSHARES ULTRA RUSS 2000 GR

UKW	PROSHARES ULTRA RUSS MC GRWT

ULE	PROSHARES ULTRA EURO

UMDD	PROSHARES ULTRAPRO MIDCAP400

UMX	PROSHARES ULTRA MSCI MEXICO

UPRO	PROSHARES ULTRAPRO S&P 500

UPV	PROSHARES ULTRA FTSE EUROPE

UPW	PROSHARES ULTRA UTILITIES

URE	PROSHARES ULTRA REAL ESTATE

URR	MARKET VECTORS DBLE LNG EURO

URTY	PROSHARES ULTRAPRO RUSS2000

USD	PROSHARES ULTRA SEMICONDUCT

USLV	VELOCITYSHARES 3X LNG SILVER

UST	PROSHARES ULTRA 7-10 YEAR TR

UUPT	POWERSHARES DB 3X LNG USD

UVG	PROSHARES ULTRA RUS 1000 VAL

UVT	PROSHARES ULTRA RUSS2000 VAL

UVU	PROSHARES ULTRA MID CAP VAL

UVXY	PROSHARES ULTRA VIX ST FUTUR

UWC	PROSHARES ULTRA RUSSELL 3000

UWM	PROSHARES ULTRA RUSSELL2000

UWTIF	VELOCITYSHARES 3X LONG CRUDE

UXI	PROSHARES ULTRA INDUSTRIALS

UXJ	PROSHARES ULT MSCI PAC X-JPN

UYG	PROSHARES ULTRA FINANCIALS

UYM	PROSHARES ULTRA BASIC MATERI
VZZ	IPATH LE SP500 VIX M/T FUTUR

VZZB	IPATH LE SP500 VIX M/T FUTURES

WDRW	DIREXION DLY REG BANKS BEAR 3X

XPP	PROSHARES ULTRA FTSE CHINA50

YANG	DIREXION DAILY FTSE CHINA BE

YCL	PROSHARES ULTRA YEN

YCS	PROSHARES ULTRASHORT YEN

YINN	DIREXION DAILY FTSE CHINA BU

ZSL	PROSHARES ULTRASHORT SILVER